EXHIBIT 5.1

                               Locke Liddell & Sapp LLP
                                Attorneys & Counselors
2200 Ross Avenue                                                  (214) 740-8000
Suite 2200                                                   Fax: (214) 740-8800
Dallas, Texas 75201-6776 Austin Dallas Houston New Orleans  www.lockeliddell.com


                                November 21, 2000




Weingarten  Realty  Investors
2600  Citadel  Plaza  Drive
Suite  300
Houston,  Texas  77008

     Re:     Registration  Statement  on  Form  S-3

Ladies  and  Gentlemen:

     We have acted as counsel to Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), in connection with the Company's Registration Statement on Form S-3 ("Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the sale of 51,250 of the Company's common shares of beneficial interest (the "Securities") by the selling shareholder named in the Registration Statement pursuant to the Registration Statement.

     In this capacity, we have examined the Company's Restated Declaration of Trust, as amended, and bylaws, the proceedings of the Board of Trust Managers of the Company relating to the sale and registration of the Securities and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

     Based upon the foregoing, we are of the opinion that the Securities have been duly authorized and are validly issued, fully paid and nonassessable.

     The opinion expressed herein is as of the date hereof and is based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligations to advise you of any change with respect to any matter set forth herein. To the extent that the opinion set forth herein is governed by laws other than the federal laws of the United States, our opinion is based solely upon our review of the Texas Real Estate Investment Trust Act and upon certificates from public officials or governmental offices of such state. We express no opinion as to any matter other than as expressly set forth herein, and no opinion is to, or may, be inferred or implied herefrom.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Prospectus contained therein. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                                  Very  truly  yours,

                                                  LOCKE  LIDDELL  &  SAPP  LLP



                                                  By:  /s/  Gina  E.  Betts
                                                     -------------------------